UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 10, 2021

EQUIFAX INC.
(Exact name of registrant as specified in Charter)

GA	001-06605	58-0401110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Peachtree Street	N.W.
Atlanta	GA	30309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:(404) 885-8000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $1.25 par value per share	EFX	New York Stock Exchange

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.02.    Results of Operations and Financial Condition.

On February 10, 2021, Equifax Inc. furnished a Current Report on Form 8-K (the “Original 8-K”) that included a press release disclosing financial results for the three and twelve month periods ended December 31, 2020. This Current Report on Form 8-K/A amends the Original 8-K solely for the purpose of correcting a clerical error which incorrectly referenced a local currency growth rate on page three under “2021 First Quarter and Full Year Guidance.”
The corrected sentence is as follows:
“We expect full year 2021 reported revenue to be between $4.350 and $4.450 billion, reflecting growth as compared to 2020 of 5.4% to 7.8%, with an expected 1.5% positive impact of foreign exchange.”
A copy of the text of the press release is attached as Exhibit 99.1 hereto. The information in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.
Other than correction of the error discussed in this Current Report on Form 8-K/A, no other changes have been made to the Original Form 8-K or the press release furnished therewith.

Item 9.01.    Financial Statements and Exhibits.
(d)Exhibits

99.1   Press release of Equifax Inc. dated February 10, 2021 (corrected)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUIFAX INC.

By:	/s/ John W. Gamble, Jr.
Name:	John W. Gamble, Jr.
Title:	Corporate Vice President and
Chief Financial Officer

Date: February 10, 2021